Schedule A

to the November 20, 2012 Investment Advisory Agreement

Dated as of January 31, 2013*

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
Domestic Dividend
WisdomTree Total Dividend Fund	0.28%
WisdomTree High Dividend Fund	0.38%
WisdomTree LargeCap Dividend Fund	0.28%
WisdomTree Dividend ex-Financials Fund	0.38%
WisdomTree MidCap Dividend Fund	0.38%
WisdomTree SmallCap Dividend Fund	0.38%
Domestic Earnings
WisdomTree Total Earnings Fund	0.28%
WisdomTree Earnings 500 Fund	0.28%
WisdomTree MidCap Earnings Fund	0.38%
WisdomTree SmallCap Earnings Fund	0.38%
WisdomTree LargeCap Value Fund	0.38%
Developed World ex-US
WisdomTree International Equity Fund	0.48%
WisdomTree International High Dividend Fund	0.58%
WisdomTree International LargeCap Dividend Fund	0.48%
WisdomTree International MidCap Dividend Fund	0.58%
WisdomTree International SmallCap Dividend Fund	0.58%
WisdomTree International Dividend ex-Financials Fund	0.58%
WisdomTree Europe SmallCap Dividend Fund	0.58%
WisdomTree Japan Hedged Equity Fund	0.48%
WisdomTree Japan SmallCap Dividend Fund	0.58%
WisdomTree Australia Dividend Fund	0.58%
WisdomTree Europe Hedged Equity Fund	0.58%
Global/Global ex-US
WisdomTree High Dividend Fund	0.58%
WisdomTree Global ex-US Quality Dividend Growth Fund	0.58%
WisdomTree Global ex-US Real Estate Fund	0.58%
WisdomTree Asia Pacific ex-Japan Fund	0.48%
Emerging/Frontier Markets
WisdomTree Emerging Markets Equity Income Fund	0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund	0.63%
WisdomTree India Earnings Fund	0.83%

WisdomTree Middle East Dividend Fund	0.88%
WisdomTree China ex-State-Owned Enterprises Fund (formerly, WisdomTree China Dividend ex-Financials Fund)	0.63%
Emerging Markets Currency
WisdomTree Emerging Currency Strategy Fund	0.55%
WisdomTree Brazilian Real Strategy Fund	0.45%
WisdomTree Chinese Yuan Strategy Fund	0.45%
WisdomTree Indian Rupee Strategy Fund	0.45%
Emerging Markets Fixed Income
WisdomTree Emerging Markets Local Debt Fund	0.55%
WisdomTree Asia Local Debt Fund	0.55%
WisdomTree Emerging Markets Corporate Bond Fund	0.60%
Developed Markets Fixed Income
WisdomTree Australia & New Zealand Debt Fund	0.45%
WisdomTree Strategic Corporate Bond Fund	0.50%
Alternative Funds
WisdomTree Managed Futures Strategy Fund	0.75%
WisdomTree Global Real Return Fund	0.60%

*	Updated September 30, 2016

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Gregory Barton
	Name: Jonathan Steinberg		Name: Gregory Barton
	Title: President		Title: Chief Operating Officer